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EXHIBIT 11.1


                                    SBE, INC.
            STATEMENTS OF COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                 Three months ended
                                                     January 31,
                                                 2003           2002
                                             -----------     -----------
BASIC

Weighted average number of
 common shares outstanding                         4,064           3,457
                                             -----------     -----------

Number of shares for computation of
 net income (loss) per share                       4,064           3,457
                                             ===========     ===========

Net income (loss)                            $        91     $    (1,218)
                                             ===========     ============

Net income (loss) per share                  $      0.02     $     (0.35)
                                             ===========     ===========



DILUTED

Weighted average number of
 common shares outstanding                         4,064           3,457

Shares  issuable  pursuant to options
granted  under stock option  plans,  less
 assumed repurchase at the average fair
market value for the period                           18             (a)
                                             -----------     -----------

Number of shares for computation of
 net income (loss) per share                       4,082           3,457
                                             ===========     ===========

Net income (loss)                            $        91     $    (1,218)
                                             ===========     ============

Net income (loss) per share                  $      0.02     $    (0.35)
                                             ===========     ===========


(a) In loss periods, common share equivalents would have an antidilutive effect on loss per share and therefore have been excluded.


                                      -25-
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